UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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    BOB EVANS FARMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements in this letter that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 25, 2014, and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

IMPORTANT ADDITIONAL INFORMATION

Bob Evans Farms Inc. (the “Company”), its directors and certain of its executive officers are participants in the solicitation of proxies in connection with the Company’s 2014 Annual Meeting of Stockholders. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company’s stockholders. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise, is set forth in the Company’s proxy statement for its 2014 Annual Meeting of Stockholders, filed with the SEC on July 11, 2014. Stockholders will be able to obtain, free of charge, copies of the definitive proxy statement (and amendments or supplements thereto) and accompanying WHITE proxy card, and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://investors.bobevans.com/sec.cfm.

On July 23, 2014, Bob Evans Farms, Inc. (“Bob Evans” or “Company”) issued a press release and included a copy of a letter to stockholders from the Company’s Board of Directors. Complete copies of the press release, the letter and the letter insert, first mailed to stockholders on July 23, 2014, are included on the following pages.

Bob Evans Farms Details Strong Qualifications of its

Director Nominees in Letter to Stockholders

New Albany, Ohio, July 23, 2014 – Bob Evans Farms, Inc., (NASDAQ:BOBE) today sent to its stockholders a letter from Lead Independent Director Michael Gasser and Chairman and Chief Executive Officer Steve Davis outlining the strong qualifications of the Board’s dynamic and open-minded nominees to the Board of Directors at the Company’s 2014 Annual Meeting.

The letter noted that, under the Board’s proposal for the 2014 Annual Meeting: eleven directors would be fully independent, in addition to the CEO; a majority of those independent directors would have been added within just the last two years; at least six would be current or former CEOs; and at least eight would bring other public company Board experience.

The letter stated that the Board’s “nominees are committed to 1) executing a growth strategy built on a recently completed two-year transformational investment program, 2) building on the Company’s track record of returning capital to stockholders and 3) considering other strategic opportunities to benefit stockholders.” The letter urged stockholders to vote the WHITE proxy card to support all the Board’s nominees.

Complete text of letter follows:

July 23, 2014

DEAR FELLOW STOCKHOLDER,

We are writing to you today to inform you further about your Board’s nominees to the Bob Evans Farms Board of Directors – a group that is highly qualified, independent, and open minded – and to urge you to elect these candidates at the 2014 Annual Meeting. These nominees are committed to 1) executing a growth strategy built on a recently completed two-year transformational investment program, 2) building on the Company’s track record of returning capital to stockholders and 3) considering other strategic opportunities to benefit stockholders.

In keeping with its commitment to rigorous independent oversight and dynamic open-minded leadership, the Board has added four new independent directors over the last two years following comprehensive search processes with the assistance of search firms, the most recent of which commenced in February 2013. The Board composition we are proposing to stockholders would include 11 fully independent directors, in addition to the CEO. A majority of those independent directors would have been added within just the last two years, and 5 of 11 independent directors would have been added just this year.

As outlined in the following pages, our nominees have valuable skills and extensive experience in key areas, including the restaurant, packaged foods, hospitality and entertainment and digital marketing sectors. At least six directors would be current or former CEOs, and at least eight would bring other public company board experience. All directors on the nominating, audit, finance and compensation committees would be independent.

Your Board believes that Bob Evans Farms is well-positioned for strong profit growth and value creation and that it is in stockholders’ best interests for Bob Evans to 1) maintain strategic control of the Company’s valuable real estate; 2) continue to realize the opportunities for growth, as well as brand and operating synergies, available to us with a combined Bob Evans Restaurants and Foods; and 3) continue the Company’s controlled and disciplined approach to returning capital to stockholders, which has resulted in the return to stockholders of more than $800 million in dividends and share repurchases since 2007.

An alternative slate of eight nominees has been proposed by Sandell Asset Management Corp., which has demanded, among other things, 1) the sale and leaseback of a significant portion of Bob Evans’ restaurants; 2) the sale or spinoff of Bob Evans Foods; and 3) the rapid, leveraged repurchase of an additional $350 million or more of Bob Evans stock – actions which, in our view, would seriously jeopardize sustainable stockholder value.

We have tried several times over the last year to settle with Sandell in order to avoid a costly and disruptive proxy contest. While Sandell has rejected our offers, we remain open to a constructive solution, and have demonstrated that openness by keeping the Board size at 12, even with the announced retirement of two incumbent directors before the 2014 Annual Meeting. Since the Board has nominated a slate of 10 directors for those 12 positions, we expect that at least two of Sandell’s nominees will be elected, even if the entire Board slate is elected.

We believe that the outstanding skills, experience and perspectives of your Board’s nominees will contribute significantly to the Company’s strategic planning and ongoing transformational initiatives. By electing your Board’s nominees, you will be ensuring that Bob Evans has a dynamic, independent Board that will provide the informed oversight and critical thinking needed to help Bob Evans drive stockholder value.

PROTECT THE VALUE OF YOUR INVESTMENT!

SUBMIT YOUR VOTING INSTRUCTIONS ON THE WHITE PROXY CARD TODAY FOR ALL OF

YOUR BOARD’S NOMINEES.

MEET YOUR BOARD’S NOMINEES

Kathleen S. Lane

Ms. Lane is former EVP and CIO of T.J. Maxx, former CIO at National Grid Plc., former SVP and CIO at Gillette Company, and a Board Member of EarthLink Holdings. She joined the Bob Evans Board in 2014. Ms. Lane brings more than 30 years of IT experience, including Chief Information Officer roles in the consumer products, financial services and retail industries. She provides the Board with a substantial IT and business process background. She is a member of our Nominating and Corporate Governance Committee and Finance Committee.

Larry S. McWilliams

Mr. McWilliams is Co-CEO at Compass Marketing, a marketing consulting firm serving a broad range of leading brands and consumer products. He is former CEO at Keystone Foods LLC, a multi-protein processor for leading food brands, and served as President of Campbell Soup USA and Campbell International. He joined the Bob Evans Board in 2014. Mr. McWilliams brings more than 20 years of significant consumer marketing experience and a proven record of leadership in the protein and consumer packaged goods segments of the food industry. He has extensive experience in food manufacturing, food marketing, food retailing, customer and executive management, as well as deep knowledge of food proteins and restaurant operations. He is a Board Member of Armstrong World Industries. Mr. McWilliams is a member of our Audit Committee and Nominating and Corporate Governance Committee.

Kevin M. Sheehan

Mr. Sheehan is President and CEO at Norwegian Cruise Line, a cruise travel industry leader, former CFO of Cendant Corp., and a Board Member of Norwegian Cruise and New Media Investment Group. He joined the Bob Evans Board in 2014. His 30 years in the business world, including experience as the CEO and CFO of several large corporations, provides him with valuable knowledge and skills and an in-depth understanding of our current economic environment. Mr. Sheehan has overseen successful major initiatives to enhance the consumer experience, and has deep knowledge and experience in accounting and finance. He is a member of our Audit Committee and Nominating and Corporate Governance Committee.

Mary Kay Haben

Ms. Haben is the former President-North America at Wm. Wrigley Jr. Co., a leading confectionary company; a former executive at Kraft Foods Inc., and a Board Member of Equity Residential and The Hershey Co. She joined the Bob Evans Board in 2012. Ms. Haben has substantial experience as a brand builder and consumer products business leader, in marketing using emerging social media, and in marketing innovation, brand positioning, acquisitions and productivity initiatives. She is a member of our Audit Committee and Finance Committee.

Eileen A. Mallesch

Ms. Mallesch is former SVP and CFO at Nationwide Property and Casualty Insurance, a division of Nationwide Insurance, a $24 billion property and casualty insurance company. She is former SVP and CFO at Genworth Life Insurance, and is a Board Member of State Auto Financial. She joined the Bob Evans Board in 2008. Ms. Mallesch has extensive knowledge and significant experience in the areas of auditing, finance, enterprise risk management, taxation and mergers and acquisitions. She is the chair of our Audit Committee and a member of the Compensation Committee.

Paul S. Williams

Mr. Williams is Managing Director at Major, Lindsey & Africa, the nation’s largest legal recruiting firm. He is former Chief Legal Officer and EVP at Cardinal Health, Inc., and a Board Member of Compass Minerals and State Auto Financial. He joined the Bob Evans Board in 2007. Mr. Williams has considerable experience in mergers and acquisitions and legal and regulatory matters. He is chair of our Compensation Committee and a member of our Audit Committee.

Steven A. Davis

Mr. Davis is Chairman and CEO of Bob Evans Farms. He is the former President of Long John Silver’s and A&W All-American Food Restaurants (Yum! Brands), and also served as a Director of Marketing for the All American Gourmet Brand, a division of Kraft General Foods. He is a Board Member of Walgreen and Marathon Petroleum Corporation. He joined the Bob Evans Board in 2006. Mr. Davis has extensive experience in the areas of restaurant operation, marketing and branding, retail food products, strategic planning, as well as mergers and acquisitions, real estate, auditing and finance.

E.W. (Bill) Ingram

Mr. Ingram is CEO and former President of White Castle System Inc., which is generally considered the original quick service hamburger chain. He joined the Bob Evans Board in 1998. Mr. Ingram has extensive knowledge of, and experience in, the areas of restaurant operations, food service and production, and auditing and finance. He is a member of our Audit Committee and Finance Committee.

Michael J. Gasser

Mr. Gasser is the Lead Independent Director and is Executive Chairman and former CEO of Greif Inc. Greif is the world leader in industrial packaging products, intermediate bulk containers, and container closure systems. He joined the Bob Evans Board in 1997. Mr. Gasser has extensive knowledge and significant global experience and perspective in the areas of auditing, finance, manufacturing, enterprise risk management, taxation and mergers and acquisitions. He is the chair of our Finance Committee and a member of our Compensation Committee.

Cheryl L. Krueger

Ms. Krueger is CEO at Krueger + Co., a strategic business consulting firm, and the former President, CEO and Founder of Cheryl & Co., a multi-million dollar gourmet food and gift corporation. She joined the Bob Evans Board in 1993. Ms. Krueger has significant experience in the areas of marketing and branding, retail sales, business operations, on-line marketing and sales, manufacturing, and auditing and finance. She is the chair of our Nominating and Corporate Governance Committee and a member of our Compensation Committee.

SUPPORT YOUR BOARD’S HIGHLY QUALIFIED AND INDEPENDENT NOMINEES

The outstanding qualifications of your Board’s nominees, as well as their open-mindedness and independence, make them the right choice for enhancing the value of your investment in Bob Evans Farms. We urge you to submit your voting instructions on the enclosed WHITE proxy card to vote “FOR ALL” of your Company’s nominees to the Board. We urge you NOT to vote using any gold proxy card sent to you by Sandell, as even a “withhold” vote with respect to Sandell’s nominees will cancel any previous WHITE proxy card that you submitted.

Thank you for your continued support.

Michael A. Gasser	Steven A. Davis
Lead Independent Director	Chairman of the Board and Chief Executive Officer

YOUR VOTE IS IMPORTANT.

To ensure that your voting instructions are received timely, we urge you to submit your proxy by telephone or Internet by following the easy instructions on the enclosed WHITE proxy card.

Please do NOT execute any Gold proxy card you may receive from Sandell, as it could revoke any previous proxy you submitted using the WHITE proxy card.

ONLY YOUR LATEST-DATED PROXY COUNTS.

If you have questions or need assistance in voting your shares,

please contact our proxy solicitor:

INNISFREE M&A INCORPORATED

Stockholders call toll-free: (877) 825-8621

Banks and Brokers call collect: (212) 750-5833

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements in this letter that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 25, 2014, and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

Important Additional Information

Bob Evans Farms Inc. (the “Company”), its directors and certain of its executive officers are participants in the solicitation of proxies in connection with the Company’s 2014 Annual Meeting of Stockholders. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company’s stockholders. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise, is set forth in the Company’s proxy statement for its 2014 Annual Meeting of Stockholders, filed with the SEC on July 11, 2014. Stockholders will be able to obtain, free of charge, copies of the definitive proxy statement (and amendments or supplements thereto) and accompanying WHITE proxy card, and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://investors.bobevans.com/sec.cfm.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements in this letter that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 25, 2014, and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

Important Additional Information

Bob Evans Farms Inc. (the “Company”), its directors and certain of its executive officers are participants in the solicitation of proxies in connection with the Company’s 2014 Annual Meeting of Stockholders. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company’s stockholders. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise, is set forth in the Company’s proxy statement for its 2014 Annual Meeting of Stockholders, filed with the SEC on July 11, 2014. Stockholders will be able to obtain, free of charge, copies of the definitive proxy statement (and amendments or supplements thereto) and accompanying WHITE proxy card, and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://investors.bobevans.com/sec.cfm.

This document contains quotes and excerpts from certain previously published material. Consent of the author and publication has not been sought or obtained to use the material as proxy soliciting material.

Contact Information:

Scott C. Taggart

Vice President, Investor Relations

(614) 492-4954